                                                                    EXHIBIT 11.1
                                                                    ------------

                 Primus Telecommunications Group, Incorporated
                               and Subsidiaries

                       Computation of Per Share Earnings


                                                                                                   Six Months Ended
                                                    Period from                                        June 30,
                                                 February 4, 1994           Year Ended            -----------------
PRIMARY EARNINGS PER SHARE                     to December 31, 1994      December 31, 1995         1995       1996
--------------------------------------         --------------------      -----------------         ----       ----

Historical net loss                              $         (577,280)       $    (2,425,238)    $ (793,080)  $(3,232,426)

Modified treasury stock earnings
 (loss) - adjustment                                        146,682                200,020        100,010       169,084
                                                 ------------------        ---------------     ----------   -----------
Adjusted net loss                                $         (430,598)       $    (2,225,218)    $ (693,070)  $(3,063,342)
                                                 ==================        ===============     ==========   ===========

Weighted average number of Common
 Shares outstanding                                       2,620,374              5,019,139      4,777,188     9,766,285

Add:  Common Share equivalents (as
 determined using the modified treasury
 stock method as described in Note 2
 of the Consolidated Financial
 Statements)                                              7,393,658              7,319,174      7,393,658     3,731,183
                                                 ------------------        ---------------     ----------    ----------
Weighted average number of Common
 Shares used in calculation of
 primary loss per share                                  10,014,032             12,338,313     12,170,846    13,497,468
                                                 ==================        ===============     ==========    ==========
Loss per share - Primary                         $             (.04)       $          (.18)    $     (.06)   $     (.23)
                                                 ==================        ===============     ==========    ==========

FULLY DILUTED EARNINGS PER SHARE
--------------------------------

Historical net loss                              $         (577,280)       $    (2,425,238)   $  (793,080)   (3,232,426)

Modified treasury stock earnings
 (loss) - adjustment                                        146,682                200,020        100,010       169,084
                                                 ------------------        ---------------    -----------    ----------
Adjusted net loss                                $         (430,598)       $    (2,225,218)   $  (693,070)   (3,063,342)
                                                 ==================        ===============    ===========    ==========

Weighted average number of Common
 Shares outstanding                                       2,620,374              5,019,139      4,777,188     9,766,285

Add: Common Share equivalents (as
 determined using the modified
 treasury stock method as described in
 Note 2 of the Consolidated Financial
 Statements).                                             7,393,658              7,392,077      7,472,266     3,817,399
                                                 ------------------        ---------------    -----------    ----------
Weighted average numbers of Common
 Shares used in calculation of fully
 diluted loss per share                                  10,014,032             12,411,216     12,249,454    13,583,684
                                                 ==================        ===============    ===========    ==========

Loss per share - Fully Diluted                   $             (.04)       $          (.18)   $      (.06)   $     (.23)
                                                 ==================        ===============    ===========    ==========